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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 25, 1996 (October
18, 1996)

                          THE RYLAND GROUP, INC.
                          ----------------------
          (Exact Name of Registrant as Specified in Charter)

             Maryland                 1-8029                 52-0849948
            ----------               --------               ------------
         (State or Other       (Commission File Number)       (IRS Employer
          Jurisdiction                                     Identification No.)
       of Incorporation)

        11000 Broken Land Parkway, Columbia, Maryland              21044
        -----------------------------------------------------------------
       (Address of Principal Executive Offices)                  (ZIP Code)


      Registrant's telephone number, including area code: (410) 715-7000
                                                          ---------------

         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.      OTHER EVENTS.
            On December 17, 1986, The Ryland Group, Inc. (the "Company") adopted a Shareholder Rights Plan which provided for the issuance of common share purchase rights (the "Original Plan"). The Company amended the Original Plan on October 17, 1990. Pursuant to the terms of the Original Plan, the Rights issued thereunder will expire January 13, 1997, unless earlier redeemed or exchanged. Consistent with the purposes of the Original Plan, the Company adopted a new Shareholder Rights Plan on substantially the same terms to take effect immediately upon expiration of the Rights issued under the Original Plan.

            In order to implement the new Shareholder Rights Plan, the Board of Directors of The Ryland Group, Inc. (the "Company") has authorized a distribution of one common share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 (the "Common Shares"), of the Company. The dividend is payable on January 13, 1997 to stockholders of record on that date (the "Record Date"). The Record Date is the expiration date of the outstanding rights under the Original Plan under the Rights Agreement dated as of December 17, 1986, as amended on October 17, 1990. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), dated as of October 18, 1996, as amended from time to time.

            Each Right entitles the registered holder to purchase from the Company one share of Common Stock, par value $1.00, of the Company (the "Common Shares") at a price of $70.00 per Common Share (the "Purchase Price"), subject to adjustment.

            Until the earlier to occur of (i) 10 business days following a public announcement that an "Acquiring Person" acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the "Acquiring Person" becoming the beneficial owner of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a summary description of the Rights attached thereto. Acquiring Person is defined as any person or group of affiliated or associated persons, other than employee benefit plans of the Company and its subsidiaries. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a summary description of the Rights being attached thereto, will also constitute the transfer of the Rights associated


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with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution Date. The Rights will expire on January 13, 2007, unless earlier redeemed by the Company as described below.

            The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

            In the event that the Company were acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and the Common Shares were not changed or exchanged, or in the event that any person becomes the beneficial owner of 20% or more of the Company's Common Shares and hence an Acquiring Person (other than pursuant to a cash tender offer for all outstanding shares which is determined by a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to be fair and in the best interest of stockholders) or engages in one of a number of self-dealing transactions specified in the Rights Agreement (a "Flip-In Event"), proper provision will be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or Preferred Shares if so elected by the Board of Directors). However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Corporation as set forth below.

            At any time until ten days following the date a person becomes an Acquiring Person, the Company, by a vote of the Board of Directors that includes the concurrence of a majority of the Disinterested Directors, may


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redeem the Rights in whole, but not in part, at a price of $.01 per Right (the
"Redemption Price"). The right of redemption also may be reinstated under certain circumstances described in the Rights Agreement, including if a term, provision, covenant or restriction of the Rights Agreement is held by a court or other authority to be invalid, void or unenforceable. Under no circumstances following the occurrence of a Flip-In Event may the Rights be exercised prior to the expiration of the Company's ten day right of redemption. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of a majority of Disinterested Directors, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The term "Disinterested Director" shall mean any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not (i) an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, or (ii) a Person, an Affiliate, Associate, or representative of a Person, any of whom has stated an intent to take, or to consider taking, any action which would result in such Person becoming an Acquiring Person, or which would cause a Triggering Event.

            At any time after any person becomes an Acquiring Person, the Board of Directors of the Company may, at its option, exchange all or part of the then outstanding and exercisable Rights (excluding Rights of an Acquiring Person that have become void) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. In lieu of Common Shares, the Board of Directors may elect to substitute Preferred Shares for any such exchange.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

            Other than an amendment to those provisions relating to the principal economic terms of the Rights or to shorten the final expiration date of the Rights Agreement, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date, including, without limitation, any amendment deemed to be necessary or appropriate in light of any judicial or other legal developments, whether or not binding precedent in respect of the Rights Agreement. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of a majority of the Disinterested Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. Without limiting any of the foregoing, at any time prior to a


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Person (other than certain employee benefit plans of the Company) becoming an
Acquiring Person, the Board may amend the Rights Agreement to lower the threshold for exercisability of the Rights (and the determination of the existence of an Acquiring Person) from 20% to any percentage greater than the greater of (i) the largest percentage of outstanding Common Shares then known to the Company to be beneficially owned by any Person or group of affiliated or associated persons (other than employee benefit plans of the Company and its subsidiaries) and (ii) 10%.

            A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit hereto and is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, which is hereby incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.
(a) and (b)      Financial Statements and Pro Forma Information.   None.
(c) Exhibits.      The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:
      1. Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of October 18, 1996 which includes as Exhibit A the Form of Right Certificate. Pursuant to the Rights Agreement, Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day following announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or the tenth business day after a person commences or announces its intention to commence an offer the consummation of which would result in a person beneficially owning 20% or more of the Common Shares.



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                                  SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                      THE RYLAND GROUP, INC.
                                                 By: /s/ Michael D. Mangan
                                                     -------------------------

Date:  October 24, 1996


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EXHIBIT INDEX
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Exhibit   Description                                               Page No.

4.        Rights Agreement between the Company and                    8-73
          ChaseMellon Shareholder Services, L.L.C., dated as of October 18, 1996 which includes as Exhibit A the Form of Right Certificate. Pursuant to the Rights Agreement, Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth business day following announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or the tenth business day after a person commences or announces its intention to commence an offer the consummation of which would result in a person beneficially owning 20% or more of the Common Shares.



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